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                                                                  Exhibit 5



                                              August 17, 1995



H.J. Heinz Company
600 Grant Street
Pittsburgh, Pennsylvania 15219

                      Registration Statement on Form S-3
                  of H.J. Heinz Company (File No. 33-61519)


Ladies and Gentlemen:


    I am Senior Vice President - General Counsel of H. J. Heinz Company, a Pennsylvania corporation (the "Company"). This opinion is being furnished to you in connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed on August 2, 1995 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), as to the legality of the 14,662,500 shares (including 1,912,500 shares subject to an underwriters' over-allotment option) (the "Shares") of common stock, par value $.25 per share, of the Company to be registered thereunder.

    In connection with this opinion, I have examined the Registration Statement, the Company's Amended and Restated Articles of Incorporation, its By-laws, as amended, and records of certain of the Company's corporate proceedings. In addition, I have made such other examinations of law and fact as I considered necessary to form a basis for the opinion hereinafter expressed.

    Based on the foregoing, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.



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    I am qualified to practice law in the Commonwealth of Pennsylvania, and I do not purport to be an expert in the laws of any jurisdiction other than the Commonwealth of Pennsylvania and the United States of America.

    I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption ``Legal Matters'' in the prospectus included in the Registration Statement. In giving this consent, I do not hereby agree that I come within the category of persons whose consent is required by the Act or the Rules.


                                             Very truly yours,

                                             /s/ Lawrence J. McCabe

                                             Lawrence J. McCabe
                                             Senior Vice President-
                                             General Counsel